Debt Settlement and Share Exchange Agreement

AMENDMENT NO. 1 TO

NOTE

This AMENDMENT NO. 1 TO NOTE (this “Amendment”) dated as of May 15, 2013 (the “Effective Date”) is entered into by Nyxio Technologies Corporation, a Nevada corporation (the “Company”) and Reign Investment Group, LLC, (“Reign”) a Nevada limited liability company.

Recitals

WHEREAS, the Company and Chamisa Technology, LLC, a New Mexico company (“Chamisa”) entered into a promissory note, dated March 5, 2012 (the “Note”), in the original principal amount of $167,327.20 in favor of Chamisa;

WHEREAS, pursuant an agreement, dated May 7, 2013, by and between Chamisa and Reign, Chamisa conveyed the Note to Reign;

WHEREAS, as of the date hereof, $125,731.34 of principal and interest due under the note remains outstanding;

WHEREAS, the Note, as issued, did not provide for cashless conversion or exchange by its terms;

WHEREAS, the Company and Reign wish to amend the Note to allow for cashless conversion or exchange;

WHEREAS, in consideration of the forgiveness by Reign of $65,731.34 in accrued and unpaid interest and principal due to the Company, and extending the maturity date of the balance of the Note to November 15, 2013, the Company has agreed to amend the Note to provide conversion features making it a convertible note (the “Convertible Note”), and issue 60,000 shares of restricted common stock of the Company; and

WHEREAS, the parties desire that, the Convertible Note be amended to reflect (i) the extension of the Maturity Date of the Convertible Note to November 15, 2012, and (ii) that the Conversion Price (as defined in the Convertible Note) be $0.001; and

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

Agreement

Section 1.                      Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Convertible Note.

Section 2. Amendment to Note.
(a)	The Note is hereby amended as follows:

(i) Section 2 of the Note shall be replaced with:

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“2. Term. All principal and interest due under this Note shall be paid in full on or before November 15, 2013 (the “Maturity Date”), subject to the holder’s right to extend the Maturity Date (1) in the event that, and for so long as, an event of default shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 2) or any event that shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default and (2) through the date that is ten (10) Business Days after the consummation of a change of control in the event that a change of control is publicly announced or a change of control notice is delivered prior to the Maturity Date.”

(b) The Note is hereby amended to add the following provisions:

“3. Conversion. At the election of the holder of this Note (or its assignee) and upon written notice to the Company, which may be made from time to time during the term of this Note, all or a portion of the outstanding balance of principal and interest under the Note may be converted into Company common stock at a price of $0.001 per share.  Within three (3) days of receipt of written notice from the holder (or its assignee) of its election to convert, the Company shall deliver to the holder (or its assignee) share certificate(s) for the number of shares of Company common stock requested to be issued in the conversion notice. Any conversion will first be applied to any accrued and unpaid interest and then to principal.

(a) Exercise Limitation. Notwithstanding anything to the contrary contained herein, the number of shares of the Company common stock that may be acquired by the holder upon conversion of this Note shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of the Company common stock then beneficially owned by the holder, its affiliates and any other persons whose beneficial ownership of the Company common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities and Exchange Act of 19034, as amended (the “Exchange Act”), does not exceed 4.99% of the total number of issued and outstanding shares of the Company common stock (including for such purpose, the shares of the Company common stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the beneficial ownership limitations provision of this section, provided that the beneficial ownership limitation may in no event exceed 9.9% of the number of shares of the Company common stock outstanding. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The limitations contained in this paragraph shall apply to all successors and assigns of the holder of this Note.

4. Adjustment to Principal and Interest. $65,731.34 of accrued and unpaid interest and principal due under the Note as of May 15, 2013 is hereby forgiven and extinguished.”

Section 3.                      Board Consent for Conversion. Any conversion of debt owed to the holder of the Note must be approved by the Board of Directors of the Company and in the event that the Board of Directors does not approve such conversion request, the corresponding principal amount shall be due immediately.

Section 4. Authorized Shares. In the event that the articles of incorporation of the Company do not authorize sufficient shares to cover any conversion when notice of conversion is given, then the Board of Directors shall use their best efforts to effect an amendment to the Company’s articles of incorporation to increase the authorized shares to allow such conversion and any future conversions under the balance then remaining under the Note. If the Board of Directors is unsuccessful in effecting such amendment within 20 days of such conversion notice, then the entire unpaid principal and all accrued interest due thereon shall be immediately due and payable.

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Section 5.                      Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Note, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date, all references in the Convertible Note to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original Agreement shall mean the Note as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Note and this Amendment, the provisions of this Amendment shall control and be binding.

Section 6.                      Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to a Convertible Note to be executed as of the date first written above by their respective officers thereunto duly authorized.

[ Signature Page to First Amendment to Note Dated March 5, 2012 Follows]

[Signature Page to First Amendment to Note Dated March 5, 2012]

NYXIO TECHNOLOGIES CORPORATION

By:
Name:	Giorgio Johnson
Title:	CEO

Acknowledged and Accepted as of

the date first written above:

REIGN INVESTMENT GROUP, LLC
By:
Name:	Michelle Nelson, Manager

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Exhibit A

[Form of]Conversion Notice

The undersigned hereby elects to convert $_________________principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Nyxio Technologies Corporation, a Nevada corporation (the “Borrower”) according to the conditions of the convertible note of the Borrower dated as of March 5, 2012 as subsequently amended effective as of May 15, 2013 (the “Note”), as of the date written below.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐	The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:

Account Number:

☐	The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Reign Investment Group, LLC

1313 NW Skyline Blvd.

Portland, OR 97229

Attention: Certificate Delivery

(503) 449-6246

Date of Conversion:	_____________
Applicable Conversion Price:	$_____________
Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Notes:	_____________
Amount of Principal Balance Due remaining Under the Note after this conversion:	______________

REIGN INVESTMENT GROUP, LLC

By:____________________________

Name:    Michelle Nelson

Title:       Manager

Date:  ______________

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